UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

Cambridge Display Technology, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51079

Delaware	13-4085264
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

c/o Cambridge Display Technology Limited

2020 Cambourne Business Park

Cambourne

CB3 6DW

(Address of principal executive offices, including zip code)

011 44 1954 713600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2006, Cambridge Display Technology Limited (“CDT”), a subsidiary of Cambridge Display Technology, Inc. (the “Company”), entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with E.I. DuPont de Nemours and Company and DuPont Displays, Inc. (collectively “DuPont”) under which DuPont and CDT agreed to settle all current disputes between the parties.

The Settlement Agreement requires DuPont to grant to CDT sub-licensing rights to certain patents. In addition, the Settlement Agreement requires DuPont and CDT to amend the Patent License for Displays and Display Illumination dated October 16, 2001 to reduce the applicable royalty rate, to give credit to DuPont of a certain sum against future royalties and to alter certain provisions related to terms under which certain patents may be licensed.

The foregoing summary of the material terms of the agreements referred to above is qualified in its entirety by reference to the text of these agreements, which in pertinent part subject to certain confidentiality obligations, will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: April 4, 2006	By:	/s/ Daniel Abrams
Daniel Abrams
Chief Financial Officer